PREMIER WEALTH MANAGEMENT ISSUES A CLARIFICATION RELATED TO BACKGROUND
INFORMATION IN PRIOR PRESS RELEASE

NEW YORK, N.Y. - (BUSINESS WIRE) - September 18, 2008 - Premier Wealth Management (OTCBB.PWMG.PK) today announced a clarification related to a press release issued on March 12, 2008. In order to clarify, the Company's wholly owned subsidiary, Master Trust S.A., holds a fund distribution license granted by the Swiss Federal Banking Commission, with approx. 2,000 clients. In a press release released on or about March 12th, 2008, this license was mis-labled by the Company as a "banking" license.

Premier Wealth Management, Inc.

Incorporated in the State of Delaware, and headquartered in Cyprus, Premier Wealth Management is currently in the business of providing highly personalized private wealth advisory and investment management services to mid and high net worth individuals and families. Premier Wealth’s sole operating business consists of Master Trust, a financial services company based in Lugano, Switzerland with a fund distribution license granted by the Swiss Federal Banking Commission, with approximately 2,000 mid and high net worth investors.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.